UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): December 3, 2007

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

      1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 3, 2007, Lifetime Brands, Inc. (the “Company”) announced that it will close 30 underperforming outlet stores. The Company also announced that it has completed the sale of its former headquarters building, is opening a new West Coast distribution center today and that the Company’s Board of Directors authorized an increase in the amount of the Company’s stock repurchase program from $20 million to $40 million. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1      Press Release dated December 3, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize.

Lifetime Brands, Inc
By:	/s/ Laurence Winoker
Laurence Winoker Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: December 4, 2007